UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒

Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

NUBIA BRAND INTERNATIONAL CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibits required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SUPPLEMENT NO. 3 TO

PROXY STATEMENT DATED NOVEMBER 8, 2023 FOR SPECIAL MEETING OF STOCKHOLDERS
OF NUBIA BRAND INTERNATIONAL CORP.

NUBIA BRAND INTERNATIONAL CORP.
13355 Noel Rd, Suite 1100
Dallas, TX 75240

Dear Nubia Brand International Corp. Stockholders,

You have previously received definitive proxy materials dated November 8, 2023 (as amended by the first and second supplement thereto, dated November 21, 2023, and November 30, 2023, respectively, the “Proxy Statement”) in connection with the special meeting of the stockholders of Nubia Brand International Corp., a Delaware corporation (“Nubia”, “we”, “us” or “our”), to be held on December 12, 2023 at 9:00 a.m., Eastern Time, virtually at https://www.cstproxy.com/nubiabrandinternational/sm2023 (the “Special Meeting”).

The purpose of this document is to supplement the Proxy Statement with certain revised information (the “Proxy Supplement”) as follows:

Postponement of the Special Meeting and Extension of Redemption Deadline. Nubia has determined to postpone the Special Meeting until December 14, 2023 at 9:00 a.m., Eastern Time. The postponed Special Meeting will be held virtually at https://www.cstproxy.com/nubiabrandinternational/sm2023.

Because Nubia intends to postpone the meeting to December 14, 2023, the deadline for the submission of public shares of Nubia Class A common stock for redemption will be extended to 5:00 p.m., Eastern Time, on December 12, 2023.

The purpose of the further postponement of the Special Meeting is to allow Nubia and Honeycomb additional time to satisfy certain of the conditions to the closing of the Business Combination. Nubia and Honeycomb will continue to work on closing the Business Combination as soon as possible following its approval by the stockholders of each of Nubia and Honeycomb and the satisfaction or waiver of any applicable closing conditions.

Except as set forth herein, all other information in the Proxy Statement remains unchanged. If you have previously-submitted a proxy for the Special Meeting, you do not need to do anything further.

YOUR VOTE IS VERY IMPORTANT. PLEASE VOTE YOUR SHARES PROMPTLY.

All Nubia stockholders are cordially invited to attend the special meeting. To ensure your representation at the special meeting, however, you are urged to complete, sign, date and return the proxy card that was included with the previously mailed Proxy Statement as soon as possible. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares or, if you wish to attend the special meeting and vote, obtain a proxy from your broker or bank.

Your vote is important regardless of the number of shares you own. Whether you plan to attend the special meeting or not, please sign, date and return the enclosed proxy card as soon as possible in the envelope provided. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted.

IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED IN FAVOR OF EACH OF THE PROPOSALS.

TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST ELECT TO HAVE NUBIA REDEEM YOUR SHARES FOR A PRO RATA PORTION OF THE FUNDS HELD IN THE TRUST ACCOUNT AND TENDER YOUR SHARES TO NUBIA’S TRANSFER AGENT AT LEAST TWO (2) BUSINESS DAYS PRIOR TO THE VOTE AT THE SPECIAL MEETING. YOU MAY TENDER YOUR SHARES BY EITHER DELIVERING YOUR SHARE CERTIFICATE TO THE TRANSFER AGENT OR BY DELIVERING YOUR SHARES ELECTRONICALLY USING THE DEPOSITORY TRUST COMPANY’S DWAC (DEPOSIT AND WITHDRAWAL AT CUSTODIAN) SYSTEM. IF THE BUSINESS COMBINATION IS NOT COMPLETED, THEN THESE SHARES WILL NOT BE REDEEMED FOR CASH. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK OR BROKER TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS. PLEASE SEE THE SECTION OF THE PROXY STATEMENT ENTITLED “SPECIAL MEETING OF NUBIA STOCKHOLDERS — REDEMPTION RIGHTS” FOR MORE SPECIFIC INSTRUCTIONS.

If you have any questions or need assistance voting your shares of Nubia common stock, please contact Advantage Proxy, Inc., our proxy solicitor, at 866-894-0536 (toll-free) or (203) 658-9400 (banks and brokers can call collect), or by email at ksmith@advantageproxy.com.

Thank you for your participation. We look forward to your continued support.

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